EXHIBIT 4.3

     CERTIFICATE  OF  AMENDMENT  OF  CERTIFICATE  OF  INCORPORATION

                                       OF

                          CLUBCORP INTERNATIONAL, INC.
                          ----------------------------

It  is  hereby  certified  that:

          1. The name of the corporation (hereinafter called the "corporation") is ClubCorp International, Inc.

          2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

          "THE  NAME  OF  THE  CORPORATION  IS  CLUBCORP,  INC.".

          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


          The effective time and date of the amendment herein certified shall be upon filing.



Signed  on  this  11th  day  January,  1999.

                                   By:  /s/Robert  H.  Dedman,  Jr.
                                        ---------------------------
                                        Robert  H.  Dedman,  Jr.,  President

                                   By:  /s/Terry  A.  Taylor
                                        ---------------------------
                                        Terry  A.  Taylor,  Secretary